TRUST AGREEMENT

THIS AGREEMENT made as of the 30th day of October, 2002.

BETWEEN:

PARADIGM ENTERPRISES, INC., a company duly incorporated under the laws of the State of Nevada and having an office at Unit 35, 12880 Railway Avenue, Richmond, BC, V7E 6G4

(hereinafter called "Paradigm")

OF THE FIRST PART

AND:

BRIAN C. DOUTAZ, businessman, having an office at Unit 35, 12880 Railway Avenue, Richmond, BC, V7E 6G4 (hereinafter called the "Trustee")

OF THE SECOND PART

WHEREAS:

A.
Paradigm is desirous of acquiring an option to purchase and explore a certain mineral Claim in the Province of British Columbia but does not wish to incur the cost or liability incurred through the establishment of a subsidiary foreign corporation at this early stage of its corporate development;

B.
Trustee is willing and legally capable of acting as a trustee for Paradigm to hold the mineral Claim on behalf of Paradigm until such time as the initial three phase exploration program is completed and the Company is properly able to evaluate the merits of owning the Claim in its own name or that of a subsidiary;

C.
Paradigm and the Trustee are prepared to enter into an option to purchase and royalty agreement with Kester E. Tomkies, a British Columbia resident who is at arms-length from the Company and who is the sole beneficial owner of 100% of the right, title and interest in and to the Golden Mining Claim, which is situated in the Lillooet Mining Division, British Columbia, which mining Claim is more particularly described in Schedule "A" attached hereto (hereinafter called the "Claim"); and

D.	Paradigm and Trustee now wish to enter into a trust agreement whereby Trustee would hold title in trust for Paradigm to the Claim on the terms and conditions as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants and agreements herein contained, the parties hereto agree as follows:

1.	REPRESENTATIONS AND WARRANTIES

1.1	Paradigm represents and warrants to Trustee that:

(a) Paradigm is a body corporate duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction; and

(b)	Paradigm has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated herein.
1.2 Trustee represents and warrants to Paradigm:

(a) Trustee is legally capable and has the full power and authority to carry on as a trustee and to hold the mineral Claim as a trustee on behalf of Paradigm and to enter into this Agreement and any agreement or instrument referred to or contemplated herein.

1.3	The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and each party will indemnify and save the other party harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach or any representation, warranty, covenant, agreement or condition made by the other party and contained herein.

2.	TERMINATION

2.1	This Agreement will terminate on:

(a)
January 01, 2006, unless on or before that date, Paradigm terminates in writing that certain Option To Purchase And Royalty Agreement dated October 30, 2002 between Kester E. Tomkies, Brian C. Doutaz and Paradigm Enterprises, Inc.

(b) on the date that Paradigm terminates in writing that Option To Purchase And Royalty Agreement; or

(c) the date on which Paradigm incorporates a British Columbia subsidiary to hold Paradigm’s interest in the Claim and transfers such interest to the subsidiary.

3.	COVENANTS OF PARADIGM

3.1	Paradigm will keep the Claim free and clear of all liens, charges and encumbrances arising from their operations hereunder and in good standing by the doing and filing of all necessary work and by the doing of all other acts and things and making all other payments which may be necessary in that regard.

4.	COVENANTS OF TRUSTEE

4.1	Trustee will not do any act or thing which would or might in any way adversely affect the rights of Paradigm hereunder.

5.	FURTHER ASSURANCES

5.1
The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

6.	NOTICE

6.1
Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and will be given by the delivery or facsimile transmission or the same or by mailing the same by prepaid registered or certified mail in each case addressed as follows:

(a) if to Paradigm Enterprises, Inc. Unit 35, 12880 Railway Avenue Richmond, BC V7E 6G4

(b) if to Brian C. Doutaz Unit 35, 12880 Railway Avenue Richmond, BC V7E 6G4

6.2
Any notice, direction or other instrument aforesaid will, if delivered by courier or facsimile transmission, be deemed to have been given and received on the next business following the day on which it was delivered or sent by facsimile, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal services in which event notice will be deemed to be received only when actually received.

6.3
Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses therein specified will be deemed to be the address of such party for the purpose of giving notice hereunder.

7.	HEADINGS

7.1	The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.

8.	ENUREMENT

8.1	This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

9.	TERMS

9.1	The terms and provisions of this Agreement shall be interpreted in accordance with the laws of British Columbia.

10.	ENTIRE AGREEMENT

10.1
This Agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

11.	TIME OF ESSENCE

11.1	Time will be of the essence in this Agreement.

12.	ENFORCEMENT OF AGREEMENT

12.1	The covenants, promises, terms and conditions contained herein will be binding upon the parties jointly and severally and may be enforced by each as against each other inter se.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

PARADIGM ENTERPRISES, INC.

Per:	/s/____________________________ by its Authorized Signatory

BRIAN C. DOUTAZ

/s/ Brian Doutaz___________________	/s/_________________________
By Brian C. Doutaz	Signature of Witness

/s/_________________________
Printed Name of Witness

This is SCHEDULE "A" to a Trust Agreement made as of the 30th day of October, 2002 between PARADIGM ENTERPRISES, INC. and BRIAN C. DOUTAZ

Claim Name	Tenure Number	Expiry Date

Golden	392749	April 09, 2003

Lillooet Mining Division, British Columbia